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                                                                     EXHIBIT 3.9

                            ARTICLES OF INCORPORATION

TO THE DEPARTMENT OF STATE
COMMONWEALTH OF PENNSYLVANIA


                  In compliance with the requirements of the "BUSINESS CORPORATION LAW," approved the 5th day of May, A.D. 1933, P.L. 364, as amended, the undersigned, being of full age and desiring that they may be incorporated as a business corporation, do hereby certify:

                  FIRST.  The name of the corporation is Kwik-Fill Corporation.

                  SECOND. The location and post office address of its initial registered office in this Commonwealth is c/o CT Corporation System, Oliver Building, Mellon Square, Pittsburgh, Pennsylvania 15222.

                  THIRD. The corporation is organized under the provisions of the Business Corporation Law, as amended, and shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law.

                  FOURTH.  The term of its existence is perpetual.

                  FIFTH. The aggregate number of shares which the Corporation shall have the authority to issue is 100 shares, all of which shall be of one class only (Common Stock), and shall be of the par value of $1.00 each, amounting in the aggregate to $100.

                  SIXTH. The name and post office address of the incorporator and the number of shares of Common Stock subscribed to by him are:

                                                                                             Number
                           Name                            Address                          of Shares

                  Robert D. Pischer                                                      Oliver Building1
                                              Pittsburgh, Pennsylvania 15222

                  William R. Gavin                                                       Oliver Building1
                                              Pittsburgh, Pennsylvania 15222

                  Signed and sealed this 1st day of November, 1972.


                                                         /s/ Robert D. Pischer
                                                        -----------------------

                                                         /s/ William R. Gavin
                                                        -----------------------
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                  Filed in the Department of State on the 3rd day of November
1972.


                                                    /s/
                                                  -----------------------------
                                                  Secretary of the Commonwealth




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